UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2015
DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)
000-22446     95-3015862

(Commission File Number)    (IRS Employer Identification No.)
250 Coromar Drive, Goleta, California    93117

(Address of principal executive offices)    (Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Zohar Ziv as Chief Operating Officer
As previously announced on April 24, 2014, Zohar Ziv has retired as Chief Operating Officer of Deckers Outdoor Corporation (the “Company”) effective January 16, 2015 (the “Separation Date”).
In connection with his retirement, the Company entered into a Consulting Agreement and General Release (the “Consulting Agreement”) with Mr. Ziv on the Separation Date. Under the terms of the Agreement, Mr. Ziv has agreed to provide consulting services to the Company in order to assist in the transition of his duties and responsibilities. Mr. Ziv will provide consulting services from the Separation Date until the earliest to occur of (i) December 31, 2016, (ii) 15 days following the delivery of written notice by Mr. Ziv to the Company, and (iii) immediately upon the Company delivering written notice to Mr. Ziv regarding a material breach of any of his obligations under the Consulting Agreement (such period, the “Consulting Period”). The Consulting Agreement will supersede and replace in full the Change of Control Agreement, dated as of January 1, 2010, by and between the Company and Mr. Ziv.
The Consulting Agreement provides that the Company shall, among other things, pay Mr. Ziv (i) any base salary that has accrued but was not paid as of the Separation Date, (ii) a pro-rated portion of any cash incentive bonus earned with respect to the fiscal year ending March 31, 2015 in accordance with the executive compensation policies and programs in effect on the Separation Date, (iii) severance equal to 12 months of his base salary (in effect on the Separation Date), which shall be mitigated on a dollar-for-dollar basis for income received by him from a new employer during the 12 months following the Separation Date, and (iv) COBRA group health insurance premiums for Mr. Ziv and his eligible dependents until December 31, 2016, unless sooner terminated in accordance with the terms of the Consulting Agreement. In addition, during the Consulting Period, Mr. Ziv shall continue to provide “Continuous Service” to the Company for purposes of the previously granted 2007 LTIP awards. However, the provision of consulting services under the Consulting Agreement shall not constitute “Continuous Service” for purposes of the previously granted 2012 LTIP, 2013 LTIP and 2013 NSU awards, which will each be treated in accordance with the terms of the underlying award agreement.
Mr. Ziv’s receipt of the aforementioned payments and benefits is conditioned upon the effectiveness of a general release of claims in favor of the Company, as well as his compliance with the confidentiality, non-solicitation, non-disparagement and other standard covenants set forth in the Consulting Agreement. Mr. Ziv has also agreed to indemnify the Company for losses arising out of the Consulting Agreement and the provision of consulting services to the Company thereunder.
The description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Appointment of David Lafitte as Chief Operating Officer
On January 20, 2015, the Company announced the appointment of David E. Lafitte as Chief Operating Officer of the Company, which is effective as of February 2, 2015 (the “Appointment Date”). Mr. Lafitte, age 50, has served as general counsel of the Company since January 2012 and also was a shareholder in the law firm Stradling, Yocca, Carlson & Rauth, where he was a member of the firm's board of directors and executive committee. He specialized in corporate and securities law with an emphasis on public and private mergers and acquisitions, venture capital financings, securities offerings and technology licensing. He has been recognized in the Best Lawyers in America for Corporate Law for the past seven years. He received a J.D. from Tulane University and a B.A. from University of Colorado.
In connection with his appointment, Mr. Lafitte and the Company have entered into a customary offer letter. Pursuant to the offer letter, Mr. Lafitte’s employment with the Company is expressly “at will.” Effective as of the Appointment Date, Mr. Lafitte will be entitled to an annual base salary of $600,000 and will receive a one-time cash sign-on bonus of $300,000. In addition, for fiscal 2016, Mr. Lafitte will be eligible to receive a cash incentive bonus which is targeted at 75% of his annual base salary, subject to achieving Company and individual performance objectives to be determined by the Compensation Committee of the Board of Directors. On the Appointment Date, Mr. Lafitte will also receive a grant of $900,000 of Time-

Based Restricted Stock Units (“RSUs”) under the Company’s 2006 Equity Incentive Plan, based on the Company’s share price on the date of grant. The RSUs will vest in equal installments over three years, on the anniversary date of the award grant. This vesting schedule may be accelerated if Mr. Lafitte’s employment is terminated for various reasons or upon a change in control followed by a termination. Mr. Lafitte will also be eligible to receive future equity incentive awards under the equity compensation programs made available to the Company’s other senior executives.
Mr. Lafitte and the Company have entered into the Company’s standard form of Change of Control and Severance Agreement providing for severance pay in the circumstances described in the agreement. The form of Change of Control and Severance Agreement was previously filed in substantially similar form with the Securities and Exchange Commission (the “SEC”) on December 22, 2009 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.
Mr. Lafitte and the Company have also entered into the Company’s standard form of Indemnification Agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware. The form of Indemnification Agreement was previously filed with the SEC on June 2, 2008 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.
Mr. Lafitte was not selected as an officer pursuant to any arrangement or understanding between Mr. Lafitte and any other person. There are no family relationships between Mr. Lafitte and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Lafitte is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
The press release announcing the appointment of Mr. Lafitte as Chief Operating Officer and Mr. Ziv’s retirement is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01    Exhibits.
(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Consulting Agreement and General Release, dated January 16, 2015, entered into by and between Deckers Outdoor Corporation and Zohar Ziv.
99.1	Press release, dated September 17, 2014, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015

Deckers Outdoor Corporation
/s/ Thomas A. George
Thomas A. George, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement and General Release, dated January 16, 2015, entered into by and between Deckers Outdoor Corporation and Zohar Ziv.
99.1	Press release, dated September 17, 2014, issued by the Company.